Exhibit 5.21

Consent of Garett Macdonald

I hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of New Gold Inc. (“New Gold”), which is being filed with the United States Securities and Exchange Commission, of the scientific and technical information of Rainy River Resources Ltd. contained in the material change report of New Gold, dated June 6, 2013, which I have reviewed and approved, as well as the references to my name in connection therewith.

Dated this 12th day of June, 2013

/s/ Garett Macdonald
By:	Garett Macdonald
Title:	Professional Engineer